UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 1, 2015

PCM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1940 E. Mariposa Ave.

El Segundo, California  90245

 (Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A is being filed as an amendment to the current report on Form 8-K filed by PCM, Inc. (the “Company” or “PCM”) with the Securities and Exchange Commission on April 7, 2015 (the “Original Form 8-K”) for the purpose of including an exhibit required to be filed in connection with the events described in the Original Form 8-K.

Item 1.01                                           Entry Into a Material Definitive Agreement.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2015, PCM, Inc. completed its acquisition of certain assets of En Pointe Technologies Sales, Inc. (“En Pointe”).  PCM announced on March 16, 2015 that it had entered into an agreement to acquire the assets of En Pointe’s IT solutions provider business, excluding current tangible assets, such as accounts receivable and inventory. Under the terms of the agreement, PCM paid an initial purchase price of $15 million in cash and will pay certain future contingent earn-out consideration, including 22.5% of the future adjusted gross profit of the business and 10% of certain service revenues over the next three years. The assets were acquired by an indirect wholly-owned subsidiary of PCM, which subsidiary now operates under the En Pointe brand.

A copy of the press release issued by PCM on April 1, 2015 regarding the transaction is furnished as Exhibit 99.1 hereto.

The foregoing description of the asset acquisition is qualified by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Asset Purchase Agreement has been included to provide investors with information regarding its terms, however it is not intended to provide any other factual information about En Point or PCM. The Asset Purchase Agreement contains representations and warranties of each of En Point and PCM as of specified dates that are qualified by information in confidential disclosure schedules delivered in connection with signing the Asset Purchase Agreement. The assertions embodied in these representations and warranties were made solely for purposes of the Asset Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 9.01                                           Financial Statements and Exhibits

(a)                                 Financial statements of businesses acquired.

The information described in Item 9.01 (a) will be filed by amendment as soon as practicable prior to June 15, 2015.

(b)                                 Pro forma financial information.

The information described in Item 9.01(b) will be filed by amendment as soon as practicable prior to June 15, 2015.

(d)                                 Exhibits.

2.1                               Asset Purchase Agreement, dated March 12, 2015, by and among PCM Sales Acquisition, LLC, PCM, Inc., En Point Technologies Sales, LLC, Attiazaz “Bob” Din, and Michael Rapp.*

99.1                        Press release of PCM, Inc., dated April 1, 2015 (previously filed).

* Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCM, INC.
(Registrant)

Date: April 29, 2015	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Asset Purchase Agreement, dated March 12, 2015, by and among PCM Sales Acquisition, LLC, PCM, Inc., En Point Technologies Sales, LLC, Attiazaz “Bob” Din, and Michael Rapp.